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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026
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WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)
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Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
48443 Alpha Drive #190, Wixom, Michigan 48393
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (888) 646-5205

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WKHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2026 the Human Resource Management and Compensation Committee (the “Committee”) of the Board of Directors of Workhorse Group Inc. (the “Company”) approved the Company Short-Term Incentive Plan (the “STIP”), effective as of January 1, 2026, and established fiscal year 2026 target opportunities thereunder for the Company’s principal executive officer, principal financial officer and applicable named executive officers (the “Officers”). The STIP was adopted for the purpose of motivating and rewarding participants by making a portion of their cash compensation dependent on the achievement of certain performance goals.

The STIP provides for annual award payouts based on performance metrics and targets selected by the Committee in its discretion for each performance year, which may include operational, financial or other metrics. The initial metrics chosen by the Committee for 2026 performance for the Officers include adjusted EBITDA and revenue, each weighted at 50%.

Each Officer will be awarded a target opportunity for each fiscal year, expressed as a percentage of such participant’s base salary. The target payouts for 2026 performance for the Officers under the STIP are as follows:

Name	Target Payout (as a percentage of annual base salary for fiscal 2026)
Scott Griffith, Chief Executive Officer	50%
Jody Davis, Chief Financial Officer	50%
Joshua Anderson, Executive Vice President, Operations	50%

Actual payouts to the Officers will depend on the level of performance achieved, and for 2026 performance, may range from 0% to 150% of target.

The Committee has the authority to change the target payouts and amend or cancel an annual bonus, prior to the date on which the annual bonus is earned and vested, and may also make adjustments to the terms and conditions of, and the performance targets and other criteria included in, the methodology to be used to calculate participants’ annual bonuses.

A participant generally must be employed on the payment date to be eligible to receive a payout under the STIP, subject to provisions relating to termination of employment due to death, disability or a qualifying retirement and the change in control provisions of the STIP.

Annual awards under the STIP are subject to any then-applicable policy of the Company relating to forfeiture, recoupment or clawback of incentive or performance awards to employees.

The above description of the material terms of the STIP is qualified in its entirety by reference to the STIP, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number	Description
10.1	Workhorse Group Inc. Short-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: July 23, 2026	By: /s/ Jody Davis
Name: Jody Davis
Title: Chief Financial Officer